Exhibit
              No.

             10.1

                                     LOAN AGREEMENT


This LOAN AGREEMENT is made the 24th day of May, 1996 by and between STORAGE TRUST PROPERTIES, L.P. (the "Borrower"), a Delaware limited partnership having its principal place of business at 2407 Rangeline, Columbia, Missouri 65202, and THE FIRST NATIONAL BANK OF BOSTON, (the "Bank").

                                      RECITALS.

     WHEREAS, Borrower has requested that the Bank provide a credit facility to Borrower; and

      WHEREAS, Bank is willing to provide such facility to Borrower upon the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

           Section 1. DEFINITIONS AND RULES OF INTERPRETATION.

       Section 1.1 Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

       Agreement. This Loan Agreement, including the Schedules and Exhibits hereto.

        Balance Sheet Date.  March 31, 1996.

        Bank.  The First National Bank of Boston, its successors and assigns.

        Bank's Head Office. The Bank's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Bank may designate from time to time by notice to the Borrower.

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by Bank at Bank's Head Office as its "base rate", and (b) one half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

      Base Rate Loans. The Loans bearing interest calculated by reference to the Base Rate.

           Borrower.  As defined in the preamble hereto.
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    Business Day.  Any day on which banking institutions located in the same city and State as Bank's Head Office are located and are open for the transaction of banking business and, in the case of the LIBOR Rate Loans, which also is a LIBOR Business Day.

     Commitment.  The Bank s obligation to make the Loans.

     Conversion Request. A notice given by the Borrower to the Bank of its election to convert or continue the Loans in accordance with Section 4.1.

      Credit Agreement. The Revolving Credit Agreement dated January 25, 1996, among Borrower, Bank, Bank of America Illinois, the other banks which may become parties to the Agreement, and Bank as Agent.

       Default.  See Section 12.1.

       Domestic Lending Office.  The Bank s Head Office.

       Event of Default.  See Section 12.1.

       Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

        Guarantor. Storage Trust Realty, a Maryland real estate investment trust, having a usual place of business at 2407 Rangeline, Columbia, Missouri 65202.

         Guaranty. The Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantor in favor of the Bank, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Bank.

         Interest Period. With respect to a LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two or three months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that with respect to the LIBOR Rate Loans all of the foregoing provisions relating to Interest Periods are subject to the following:

               (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable LIBOR interbank market;

               (B)   if the Borrower shall fail to give notice as provided in
Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan of the same category on the last day of the then current Interest Period with respect thereto;

               (C) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date; and

               (D) there shall not be more than one Interest Period in effect at any one time.

      LIBOR Lending Office. The Bank s Head Office; thereafter such other office of the Bank as it may designate.

      LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16 of one percent) of (a) the rate per annum as determined by the LIBOR Lending Office to be the rate at which Dollar deposits are offered to prime banks by such banks in the London Interbank Market as are selected by the Bank at approximately 11:00 a.m. London time two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

        LIBOR Rate Loans. The Loans bearing interest calculated by reference to the LIBOR Rate.

        Loan. The aggregate Loan to be made by the Bank hereunder in the amount of $17,000,000.00.

        Loan Documents. This Agreement, the Note, the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantor evidencing or securing the Loan.

         Maturity Date. August 24, 1996, or such earlier date on which the Loan shall become due and payable pursuant to the terms hereof.

         Note.  See Section 2.2.

         Notice.  See Section 19.

         Obligations. All indebtedness, obligations and liabilities of the Borrower to the Bank under this Agreement or any of the other Loan Documents or in respect of the Loan or the Note, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         Record. The grid attached to the Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to the Loan referred to in the Note.

         Section 1.2  Rules of Interpretation.

              (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

              (b) The singular includes the plural and the plural includes the singular.

              (c) A reference to any law includes any amendment or modification to such law.

              (d) A reference to any Person includes its permitted successors and permitted assigns.

              (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

              (f) The words "include", "includes" and "including" are not limiting.

              (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

              (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in either
(i) the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or (ii) the Credit Agreement, have the meanings assigned to them therein. Borrower and Bank agree that if the Credit Agreement terminates prior to the Maturity Date of the Loan, the definitions contained in the Credit Agreement and used herein shall be incorporated in this Agreement and shall continue in full force and effect.

               (i) Reference to a particular "Section", refers to that section of this Agreement unless otherwise indicated.

               (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

      Section 2.  CREDIT FACILITY.

        Section 2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, the Bank agrees to lend to the Borrower the Loan in the amount of $17,000,000.00.

     Section 2.2. Note. The Loan shall be evidenced by a promissory note of the Borrower in substantially the form of Exhibit A hereto (the "Note"), dated the date of this Agreement and completed with appropriate insertions. The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of the Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loan set forth on the Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due.

    Section 2.3.  Interest on Loan.

           (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof or the date a LIBOR Rate Loan is converted to a Base Rate Loan and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the Base Rate.

           (b) Each LIBOR Rate Loan shall bear interest for the applicable Interest Period commencing on the first day of the Interest Period and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus one and three-fourths percent (1.75%).

           (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

           (d) Each Base Rate Loan and LIBOR Rate Loan, respectively, may be converted to Loan of the other Type as provided in Section 4.1.

      Section 2.4. Advance of Balance of Commitment. Subject to the terms and conditions set forth in this Agreement, Borrower shall have the right prior to the Maturity Date to borrow any portion of the Commitment which has not previously been advanced by the Bank under this Agreement (a) for working capital purposes, or (b) for such other purposes as the Bank may approve; provided, that no Default or Event of Default shall have occurred and be continuing; and provided, further, that Borrower shall comply with and be subject to the requirements set forth in Section 2.6 of the Credit Agreement, which are incorporated herein by reference. In no event shall the principal amount outstanding at any time hereunder exceed the principal face amount of the Note. Each Loan request shall be irrevocable and binding on Maker and shall obligate Maker to accept the advance requested from the Bank on the proposed disbursement date. Upon the satisfaction of the conditions set forth herein, the Bank will make available to Maker such advance by crediting such amount to the account of the Borrower maintained at the Bank s Head Office.

      Section 3  REPAYMENT OF THE LOAN.

      Section 3.1. Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date, all of the Loan outstanding on such date, together with any and all accrued and unpaid interest thereon.

       Section 3.2. Mandatory Prepayments. If at any time the Credit Agreement shall be terminated, expire or be cancelled, then the Borrower shall immediately pay the outstanding principal balance of the Loan and all accrued but unpaid interest.

       Section 3.3. Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loan, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loan pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.6. The Borrower shall give the Bank, no later than 10:00 a.m., Boston time, at least three Business Days prior written notice of any prepayment pursuant to this
Section 3.3 of any Base Rate Loan and at least four LIBOR Business Days notice of any proposed repayment pursuant to this Section 3.3 of a LIBOR Rate Loan, in each case specifying the proposed date of payment of the Loan and the principal amount to be paid.

        Section 3.4. Partial Prepayments. Each partial prepayment of the Loan under Section 3.3 shall be in an integral multiple of $300,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of the Base
Rate Loans and then to the principal of LIBOR Rate Loans.

        Section 3.5.  Effect of Prepayments.  Amounts of the Loan prepaid under
Section 3.2 and Section 3.3 prior to the Maturity Date may not be reborrowed.

        Section 4.  CERTAIN GENERAL PROVISIONS.

        Section 4.1.  Conversion Options.

             (a) Subject to the limits set forth in this Agreement, the Borrower may elect from time to time to convert an outstanding LIBOR Rate Loan to a Base Rate Loan or a Base Rate Loan to a LIBOR Rate Loan and such Loan shall thereafter be a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Bank at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Bank at least four (4) Business Days' prior written notice of such election and the Interest Period requested, the principal amount of the Loan so converted shall be in a minimum aggregate of $1,000,000 or an integral multiple of $100,000.00 in excess thereof; and
(iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. There shall be no more than three (3) LIBOR Rate Loans outstanding at any one time. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower. No partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $500,000.00 or a

LIBOR Rate Loan in an aggregate principal amount of less than $1,000,000.00 and the aggregate principal amount of each Loan shall be in an integral multiple of $100,000.00.

             (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no LIBOR Rate Loan may be continued as such when any Default of the type described in subsections
(a), (b), (c) or (d) of Section 12.1 or Event of Default has occurred and is continuing, but shall be automatically converted to a Loan bearing interest by reference to the Base Rate on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

              (c) In the event that the Borrower does not notify the Bank of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

      Section 4.2. Funds for Payments.

               (a) All payments of principal, interest and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Bank, at the Bank's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Bank is hereby authorized to charge the account of the Borrower with the Bank, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loan and all fees, charges, expenses and other amounts owing to the Bank under the Loan Documents.

               (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loan, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     Section 4.3. Computations. All computations of interest on the Loan and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to a LIBOR Rate Loan, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loan as reflected on the records of the Bank from time to time shall be considered prima facie evidence of such amount.

      Section 4.4. Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Loan request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) the LIBOR Rate Loans will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Bank to make a LIBOR Rate Loan shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrower.

       Section 4.5. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over the Bank or its LIBOR Lending Office shall assert that it is unlawful, for the Bank to make or maintain a LIBOR Rate Loan, the Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Bank to make a LIBOR Rate Loan or convert a Loan of another type to a LIBOR Rate Loan shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to a Base Rate Loan on the last day of each Interest Period applicable to such LIBOR Rate Loan or within such earlier period as may be required by law.

        Section 4.6. Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrower will pay to the Bank upon demand, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Bank for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan minus (b) the yield obtainable by the Bank upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the LIBOR Rate or to have actually reinvested such amount as described above).

      Section 4.7. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any future applicable law or any amendment or modification of present applicable law which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

              (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents or the Loan (other than taxes based upon or measured by the income or profits of the Bank), or

              (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on the Loan or any other amounts payable to the Bank under this Agreement or the other Loan Documents, or

              (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or the Loan by, or letters of credit from, or commitments of the Bank beyond those in effect as of the date hereof, or

              (d) impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Document, the Loan, or any class of Loan or commitments of which the Loan forms a part; and the result of any of the foregoing is

                  (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining the Loan, or

                  (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of the Loan, or

                  (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as the Bank shall determine in good faith to be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum. The Bank in determining such amounts may use any reasonable averaging and attribution methods, generally applied by the Bank.

       Section 4.8. Capital Adequacy. If after the date hereof the Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements of general application for banks or bank holding companies (as opposed to a particular bank) or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by the Bank or its parent bank holding company with any future guideline, request or directive of any such entity regarding capital adequacy or any amendment or change in
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interpretation of any existing guideline, request or directive (whether or not having the force of law) of general application for banks or bank holding companies (as opposed to a particular bank), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Bank's commitment to make the Loan hereunder to a level below that which the Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank may notify the Borrower thereof. The Borrower agrees to pay to the Bank the amount of such reduction in the return on capital which is attributable to the Loan as and when such reduction is determined, upon presentation by the Bank of a statement of the amount setting for the Bank's calculation thereof. In determining such amount, the Bank may use any reasonable averaging and attribution methods, generally applied by the Bank.

      Section 4.9. Indemnity of Borrower. The Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any loss, cost or expense that the Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan request or a Conversion Request.

       Section 4.10. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loan and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the Loan or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

        Section 4.11. Certificate. A certificate prepared in good faith setting forth any amounts payable pursuant to Section 4.6, Section 4.7, Section 4.8,
Section 4.9 or Section 4.10 and a brief explanation of such amounts which are due, submitted by the Bank to the Borrower, shall be conclusive in the absence of manifest error.

       Section 4.12. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Bank exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum lawful amount, the interest payable to the Bank shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Bank shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Bank.

         Section 5.  SECURITY.

The Bank has agreed to make the Loan to the Borrower on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed by Guarantor pursuant to the Guaranty.

         Section 6.  REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Bank as follows:

         Section 6.1.  Corporate Authority, Etc.

                 (a) Incorporation; Good Standing. The Borrower (i) is a Delaware limited partnership duly organized pursuant to a Limited Partnership Agreement dated November 16, 1994 filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of Delaware, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of the Borrower. The Guarantor is a Maryland real estate investment trust duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Maryland and is validly existing and in good standing under the laws of Maryland. Each of the Borrower and the Guarantor has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated.

                  (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and the Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the charter documents, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

                   (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents are valid and legally binding obligations of the Borrower and the Guarantor enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        Section 6.2. Governmental Approvals. The execution, delivery and performance by the Borrower and the Guarantor of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

        Section 6.3. Title to Properties; Leases. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except liens permitted by the Credit Agreement.

        Section 6.4. Financial Statements. The Borrower has furnished or caused the Guarantor to furnish to the Bank the consolidated balance sheet of the Borrower and its Subsidiaries and of the Guarantor and its Subsidiaries as of the Balance Sheet Date and their related consolidated statements of operations and cash flows for the period then ended, certified by an officer of the Borrower and the Guarantor. Such balance sheet and statements of operations and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and the Guarantor and their respective Subsidiaries as of such dates and the results of the operations of the Borrower and the Guarantor and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower, the Guarantor or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

         Section 6.5. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries or the Guarantor and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and the Guarantor as of the Balance Sheet Date, or their respective consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

        Section 6.6. Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

        Section 6.7. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries or the Guarantor before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantor to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

      Section 6.8. No Materially Adverse Contracts, Etc. Neither the Borrower, any of its Subsidiaries nor the Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. Neither the Borrower, any of its Subsidiaries nor the Guarantor is a party to any contract or agreement that has or is expected, in the judgment of the officers or partners of such Person, to have any materially adverse effect on the business of any of them.

       Section 6.9. Compliance with Other Instruments, Laws, Etc. Neither the Borrower, any of its Subsidiaries nor the Guarantor is in violation of any provision of its charter or other organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

       Section 6.10. Tax Status. The Borrower and each of its Subsidiaries and the Guarantor (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.

        Section 6.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

    Section 6.12.  Holding Company and Investment Company Acts.  Neither the

Borrower, any of its Subsidiaries nor the Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

        Section 6.13. Absence of UCC Financing Statements, Etc. Except as permitted in the Credit Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower or its Subsidiaries or rights thereunder.

        Section 6.14. Employee Benefit Plans. The Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan,
(b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA. None of the Unencumbered Operating Properties constitutes a "plan asset" of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

        Section 6.15. Regulations U and X. No portion of the Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         Section 6.16. Loan Documents and the Guarantor. All of the representations and warranties of the Borrower made in this Agreement and the other Loan Documents or any document or instrument delivered to the Bank pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor the Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading.

         Section 6.17. Brokers. Neither the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loan contemplated hereunder.

         Section 6.18. Other Debt. Neither the Borrower, any of its Subsidiaries nor the Guarantor is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower.

        Section 6.19. Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan
Documents, including all of the Loan made hereunder, the Borrower is not insolvent on a balance sheet basis such that the sum of the Borrower's assets exceeds the sum of the Borrower's liabilities, the Borrower is able to pay its debts as they become due, and the Borrower has sufficient capital to carry on its business.

    Section 6.20. Partners and the Guarantor. Guarantor is the sole general partner of the Borrower and owns a 94.87% general partnership interest in the Borrower.

         Section 7.  AFFIRMATIVE COVENANTS OF THE BORROWER.

The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or the Bank has any obligation to make the Loan:

          Section 7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Note as well as all other sums owing pursuant to the Loan Documents.

        Section 7.2. Maintenance of Office. The Borrower will maintain its chief executive office at 2407 Rangeline, Columbia, Missouri, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Bank, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

        Section 7.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves.

         Section 7.4. Financial Statements, Certificates and Information. The Borrower will deliver to the Bank:

               (a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young or by another "Big Six" accounting firm. At any time that the Bank has reasonable grounds to request the same, the Bank may require that such report be accompanied by a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary for said certification, they have obtained no knowledge of any Default or Event of Default or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default, they shall disclose in such statement any such Default or Event of Default;

                 (b) as soon as practicable, but in any event not later than 60 days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of operations and cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, within thirty (30) days of the filing by the Guarantor of a Form 8-K with the SEC or the filing with the SEC of any other document amending any other filing made by the Guarantor, a statement (a "Compliance Certificate") certified by the principal financial officer of the Guarantor in the form required by the Credit Agreement setting forth in reasonable detail computations evidencing compliance with covenants described in the Credit Agreement, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (d) concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the President or Chief Financial Officer of the sole general partner of the Borrower to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

                  (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature sent to the partners of the Borrower;

                  (f) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower; and

                  (g) from time to time such other financial data and information in the possession of the Borrower (including without limitation auditors' management letters, evidence of payment of taxes, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Bank may reasonably request.

        Section 7.5.  Notices.

                  (a) Defaults. The Borrower will promptly notify the Bank in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any of its Subsidiaries or the Guarantor is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or the Guarantor or the existence of which claimed default might become an Event of Default, the Borrower shall forthwith give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.

                 (b) Notice of Litigation and Judgments. The Borrower will give notice to the Bank in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any of its Subsidiaries or the Guarantor or to which any of such Persons is or is to become a party involving an uninsured claim against such Person that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantor and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Bank, in writing, in form and detail satisfactory to the Bank, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, any of its Subsidiaries or the Guarantor in an amount in excess of $250,000.

      Section 7.6.  Existence; Maintenance of Properties.

                 (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

                 (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of its properties or on the financial condition, assets or operations of the Borrower and its Subsidiaries.

      Section 7.7. Insurance. The Borrower will, at its expense, procure and maintain or cause to be procured and maintained insurance covering the Borrower, its Subsidiaries and their respective properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

      Section 7.8. Taxes. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon their respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property, subject to the Borrower's and its Subsidiaries' right to contest the same as set forth in the Credit Agreement.

      Section 7.9. Inspection of Properties and Books. The Borrower shall permit the Bank or any representative designated by the Bank, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank or any Bank may reasonably request. The Bank shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

       Section 7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Bank has any obligation to make the Loan hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Bank and the Bank with evidence thereof.

Section 7.11. Use of Proceeds. Except as provided in Section 2.4 with respect to advances after the date hereof, the Borrower will use the proceeds of the Loan solely to provide short-term financing for the acquisition from Balcor/Colonial Self-Storage of fee interests in twenty-five (25) properties utilized principally for self-storage facilities or mini-warehouses (including reasonable transaction costs related thereto).

     Section 7.12. Credit Agreement. Borrower, Guarantor and their respective Subsidiaries shall perform and comply with all covenants, agreements and restrictions (whether affirmative, negative, financial or otherwise) set forth in the Credit Agreement and the other "Loan Documents" (as defined in the Credit Agreement) within the time periods provided therein for performance.

       Section 7.13. Further Assurances. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with the Bank and the Bank and execute such further instruments and documents as the Bank or the Bank shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

        Section 8.  INTENTIONALLY OMITTED.

        Section 9.  INTENTIONALLY OMITTED.

        Section 10.  INTENTIONALLY OMITTED.

        Section 11.  INTENTIONALLY OMITTED.

        Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

        Section 12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                 (a) the Borrower shall fail to pay any principal of the Loan when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                 (b) the Borrower shall fail to pay any interest on the Loan or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                 (c) the Borrower or any of its Subsidiaries or the Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12);

                 (d) any representation or warranty of the Borrower or any of its Subsidiaries or the Guarantor in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                 (e) the Borrower or any of its Subsidiaries or the Guarantor, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or the Guarantor or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries or the Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or
(iii) shall take any action to authorize or in furtherance of any of the foregoing;

                (f) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or the Guarantor or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries or the Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and the Borrower or any of its Subsidiaries or the Guarantor shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

                 (g) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries or the Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any of its Subsidiaries or the Guarantor, in each case of the foregoing in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                 (h) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Bank, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or the Guarantor or any of its partners or shareholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof in any material respect as determined by the Bank;

                 (i) the Guarantor denies that the Guarantor has any liability or obligation under the Guaranty, or shall notify the Bank of the Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty; or

                 (j) there shall exist an Event of Default under the Credit Agreement.

then, in any such event, the Bank may by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(e), Section 12.1(f), Section 12.1(g) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank.

       Section 12.1A  Limitation of Cure Periods.

               (a) Notwithstanding anything contained in Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(a) or Section 12.1(b) in the event that the Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Note, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in
Section 12.1(c) in the event that the Borrower cures such default with thirty
(30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

             (b) Notwithstanding the provisions of subsection (c) of Section 12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more of said subsections (provided that no cure period shall be provided if such occurrence would constitute an Event of Default under the Credit Agreement).

        Section 12.2. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Loan pursuant to Section 12.1, the Bank may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Bank or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees not to exceed fifteen percent (15%) of such portion of the Obligations.

        Section 12.3. Distribution of Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or Guarantor, such monies shall be distributed for application as follows:

                 (a) First, to the payment of, or (as the case may be) the reimbursement of, the Bank for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Bank in connection with the collection of such monies by the Bank, for the exercise, protection or enforcement by the Bank of all or any of the rights, remedies, powers and privileges of the Bank under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Bank against any taxes or liens which by law shall have, or may have, priority over the rights of the Bank to such monies;

                 (b) Second, to all other Obligations in such order or preference as the Bank shall determine; and

                 (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

        Section 13.  SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from the Bank to the Borrower or the Guarantor and any securities or other property of the Borrower or the Guarantor in the possession of the Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Bank.

        Section 14. [INTENTIONALLY OMITTED]

        Section 15.  EXPENSES.

The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Bank (other than taxes based upon the Bank's gross or net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Bank after the date hereof (the Borrower hereby agreeing to indemnify the Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the counsel to the Bank incurred in connection with the preparation, execution and delivery of the Loan Documents and the initial closing hereunder; provided, however, that such fees payable by the Borrower pursuant to this (c) shall not exceed $5,000.00 (provided that such amount shall not include fees and expenses incurred after the date of this Agreement), (d) the reasonable fees, expenses and disbursements of the counsel to the Bank and any local counsel to the Bank incurred in connection with the interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.1), and amendments, modifications, approvals, consents or waivers hereto or hereunder (provided that the Bank shall notify the Borrower on or about the time such costs are incurred that such costs are being or are to be incurred), (e) the reasonable fees, expenses and disbursements of the Bank incurred by the Bank in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Bank and the fees and costs of appraisers, engineers, investment bankers or other experts retained by the Bank) incurred by the Bank in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Bank's relationship with the Borrower or the Guarantor. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

          Section 16.  INDEMNIFICATION.

The Borrower agrees to indemnify and hold harmless the Bank and each director, officer, employee, Bank and Person who controls the Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower or any of its Subsidiaries or the Guarantor, (b) any actual or proposed use by the Borrower of the proceeds of any of the Loan (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries or the Guarantor or (d) the Borrower and the Guarantor entering into or performing this Agreement or any of the other Loan Documents; provided, however, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Bank shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this
Section 16 shall survive the repayment of the Loan and the termination of the obligations of the Bank hereunder.

       Section 17.  SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries or the Guarantor pursuant hereto or thereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Bank of the Loan, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loan. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Bank hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of the Borrower or any of its Subsidiaries or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary or the Guarantor hereunder.

       Section 18.  PARTICIPATIONS.

Section 18.1. Participations. The Bank may sell participations to one or more banks or other entities in all or a portion of the Bank's rights and obligations under this Agreement and the other Loan Documents; provided that
(a) any such sale or participation shall not affect the rights and duties of the Bank hereunder to the Borrower, (b) such sale and participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrower or the Guarantor except the rights granted to the Bank pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or the Guarantor.

      Section 18.2. Pledge by Bank. The Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations hereunder or under any of the other Loan Documents.

       Section 18.3. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Bank.

       Section 18.4. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices the Bank may disclose information obtained by the Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

          Section 19.  NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

           If to the Bank or FNBB:

          The First National Bank of Boston
          100 Federal Street
          Boston, Massachusetts  02110
          Attn:  Real Estate Division

          With a copy to:

          The First National Bank of Boston
          115 Perimeter Center Place, N.E.
          Suite 500
          Atlanta, Georgia  30346
          Attn: Jeffrey L. Warwick
          Telecopier No.:  770/390-8434

          If to the Borrower:

           Storage Trust Properties, L.P.
           2407 Rangeline
           Columbia, Missouri 65202
           Attn: Stephen M. Dulle
          Telecopier No.: (314) 442-5554

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three
(3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower or the Bank shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

       Section 20.  RELATIONSHIP.

The relationship between the Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

        Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         Section 22.  HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

          Section 23.  COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

       Section 24.  ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

       Section 25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

  EACH OF THE BORROWER AND THE BANK HEREBY WAIVES ITS RIGHT TO A JURY
  TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, BANK OR ATTORNEY OF THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF

 LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED IN THIS Section 25.

      Section 26.  DEALINGS WITH THE BORROWER.

The Bank and its affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, its Subsidiaries, the Guarantor or any of their affiliates regardless of the capacity of the Bank hereunder.

        Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

        Section 28.  SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

        Section 29.  NO UNWRITTEN AGREEMENTS.

    THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE
    PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Section 30.  TIME OF THE ESSENCE.

 Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

 IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a ed instrument as of the date first set forth above.

                                            STORAGE TRUST PROPERTIES, L.P.,
                                            a Delaware limited partnership, by
                                            its sole general partner

                                               By:  Storage Trust Realty, a
                                               Maryland real estate investment
                                               trust

                                                 By: Stephen M. Dulle

                                               Name: Stephen M. Dulle
                                              Title:Chief Financial
                                                    Officer
                                                []

                                          THE FIRST NATIONAL BANK OF BOSTON

                                                  By: Jeffrey L. Warwick
                                                Name: Jeffrey L. Warwick
                                               Title:  Vice President

                                     EXHIBIT A

                                    FORM OF NOTE

 $17,000,000.00                                                    May __, 1996


      FOR VALUE RECEIVED, the undersigned STORAGE TRUST PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to THE FIRST NATIONAL BANK OF BOSTON, or order, in accordance with the terms of that certain Loan Agreement dated May ___, 1996 (the "Loan Agreement"), as from time to time in effect, between the undersigned and The First National Bank of Boston, to the extent not sooner paid, on or before the Maturity Date the principal sum of SEVENTEEN MILLION and NO/100 DOLLARS ($17,000,000.00), or such amount as may be advanced by the payee hereof under the Loan Agreement as a Loan with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

  Payments hereunder shall be made to The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110.

   This Note is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

  Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Bank exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Bank in excess of the maximum lawful amount, the interest payable to the Bank shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Bank shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Bank.
 In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement.

  This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

  The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

       IN WITNESS WHEREOF the undersigned has executed this Note under as of the day and year first above written.

                                              STORAGE TRUST PROPERTIES, L.P.,
                                  a Delaware limited partnership, by its sole
                                              general partner

                          By:   Storage Trust Realty, a Maryland real estate
                                        investment trust

                                         By: Stephen M. Dulle
                                         Name: Stephen M. Dulle
                                         Title: Chief Financial Officer
                                         [SEAL]

            UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE


          FOR AND IN CONSIDERATION OF the sum of Ten and No/100
         Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned STORAGE TRUST REALTY, a Maryland real estate investment trust (hereinafter referred to as "Guarantor"), the receipt and sufficiency whereof are hereby acknowledged by Guarantor, and for the purpose of seeking to induce THE FIRST NATIONAL BANK OF BOSTON, a national banking association (hereinafter referred to as "Lender"), to extend credit or otherwise provide financial accommodations to STORAGE TRUST PROPERTIES, L.P., a Delaware limited partnership
          (hereinafter referred to as "Borrower"), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantor, Guarantor does hereby absolutely, unconditionally and irrevocably guarantee to Lender:

               (a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of that certain Note of even date herewith made by Borrower to the order of Lender, in the principal face amount of Seventeen Million and No/100 Dollars ($17,000,000.00)
          (hereinafter referred to as the Note ) together with interest as provided in the Note, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

               (b) the full and prompt payment and performance of all obligations of Borrower to Lender under the terms of that certain Loan Agreement dated of even date herewith (hereinafter referred to as the Loan Agreement ) between Borrower and Lender, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

               (c) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Loan Agreement (the Note, the Loan Agreement and said other agreements, documents and instruments, are hereinafter collectively referred to as the "Loan Documents" and individually referred to as a "Loan Document"). All terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

               1. Agreement to Pay and Perform; Costs of Collection. Guarantor does hereby agree that if the Note is not paid by Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from Borrower to Lender under the Loan Documents are not paid by Borrower in accordance with their terms, or if any and all other obligations of Borrower to Lender under the Note and the Loan Documents are not performed by Borrower in accordance with their terms, Guarantor will immediately make such payments and perform such obligations. Guarantor further agrees to pay Lender on demand all reasonable costs and expenses (including court costs and reasonable attorneys' fees and disbursements) paid or incurred by Lender in endeavoring to collect the indebtedness guaranteed hereby, to enforce any of the other obligations of Borrower guaranteed hereby, or any portion thereof, or to enforce this Guaranty, and until paid to Lender, such sums shall bear interest at the default rate set forth in the Loan Agreement unless collection from Guarantor of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate which may be collected from Guarantor under applicable law.

               2. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the obligations guaranteed hereunder is required to be refunded by Lender to Borrower, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors' rights and remedies now or hereafter enacted, Guarantor agrees to pay the amount so required to be refunded, paid or turned over (the "Turnover Payment"), the obligations of Guarantor shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

               3. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing Guarantor from any liability hereunder and without notice to or further consent from Guarantor, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other Guarantor, surety, endorser or accommodation party of the Note or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof.

               4. No Contest with Lender; Subordination. So long as any obligation hereby guaranteed remains unpaid or undischarged, Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, Lender may hold or in which it may have any share. Guarantor hereby expressly waives any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to Lender against Borrower, and Guarantor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any rights to participate in any collateral for Borrower's obligations under the Loan Documents. Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all indebtedness of Borrower to Lender, and agrees with Lender that (a) Guarantor shall not demand or accept any payment from Borrower on account of such indebtedness, (b) Guarantor shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness, and (c) Guarantor shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

               5. Waiver of Defenses. Guarantor hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

                    (a) any statute of limitations in any action hereunder or for the collection of the Note or for the payment or performance of any obligation hereby guaranteed;

                    (b) the incapacity or lack of authority of Borrower or any other person or entity, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or Guarantor or any other person or entity;

                    (c) the dissolution or termination of existence of Borrower or Guarantor;

                    (d) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower;

                    (e) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or Guarantor, or any of Borrower's or Guarantor's properties or assets;

                    (f) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the real estate owned by the Borrower or its Subsidiaries (the "Real Estate") or any of the improvements located thereon;

                    (g) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;

                    (h) any failure or delay of Lender to commence an action against Borrower, to assert or enforce any remedies against Borrower under the Note or the Loan Documents, or to realize upon any security;

                    (i) any failure of any duty on the part of Lender to disclose to Guarantor any facts it may now or hereafter know regarding Borrower, the Real Estate or any of the improvements located thereon, whether such facts materially increase the risk to Guarantor or not;

                    (j) failure to accept or give notice of acceptance of this Guaranty by Lender;

                    (k) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;

                    (l) failure to make or give protest and notice of dishonor or of default to Guarantor or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed;

                    (m) except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which Guarantor might otherwise be entitled;

                    (n) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of obligations hereby guaranteed;

                    (o) the invalidity or unenforceability of the Note or any of the Loan Documents;

                    (p) the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Note or the Loan Documents;

                    (q) any transfer by Borrower of all or any part of the security encumbered by the Loan Documents;

                    (r) the failure of Lender to perfect any security or to extend or renew the perfection of any security; or

                    (s) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantor might otherwise be entitled (other than the defense of payment), it being the intention that the obligations of Guarantor hereunder are absolute, unconditional and irrevocable.

               6. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantor hereby waives any right to require that an action be brought against Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person.

               7. Rights and Remedies of Lender. In the event of a default under the Note or the Loan Documents, or any of them, Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or secured by the Loan Documents, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantor hereby authorizes and empowers Lender upon the occurrence of any event of default under the Note or the Loan Documents, at its sole discretion, and without notice to Guarantor, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any indebtedness or any part thereof guaranteed hereby, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or any other Loan Document without prejudice to Lender's remedies hereunder against Guarantor for deficiencies. If the indebtedness guaranteed hereby is partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such indebtedness is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire balance of the indebtedness guaranteed hereby even though any rights which Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

               8. Application of Payments. Guarantor hereby authorizes Lender, without notice to Guarantor, to apply all payments and credits received from Borrower or from Guarantor or realized from any security in such manner and in such priority as Lender in its sole judgment shall see fit to the indebtedness, obligation and undertakings which are the subject of this Guaranty.

               9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for Guarantor or Guarantor's properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to Guarantor, or any of Guarantor's properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor by virtue of this Guaranty or otherwise.

               10. Financial Statements and Other Information. Guarantor hereby represents and warrants to Lender that all financial statements of Guarantor heretofore delivered by Guarantor to

          Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Guarantor as at the close of business on the date thereof and the results of operations for the period then ended; that no material adverse change has occurred in the assets, liabilities, financial condition or business of Guarantor as shown or reflected therein since the date thereof; and that Guarantor has no liabilities or known contingent liabilities involving material amounts which are not reflected in such financial statements or referred to in the notes thereto other than Guarantor's obligations under this Guaranty. Guarantor hereby agrees that until all indebtedness guaranteed hereby has been completely repaid, all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the Loan Documents have been completely performed and Lender has no further obligation to make Loans to Borrower pursuant to the Loan Agreement, Guarantor will deliver to Lender:

                    (a) as soon as practicable and in any event within 90 days after the end of each fiscal year of Guarantor, the audited consolidated balance sheet of Guarantor and its Subsidiaries as of the end of such year, and the related audited consolidated statement of operations and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young or by another "Big Six" accounting firm, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event the Guarantor will deliver to each Lender a copy of the Form 10-K simultaneously with delivery to the SEC). At any time that the Lender has reasonable grounds to request the same, the Lender may require that such report be accompanied by a written statement from such accountants to the effect that they have read a copy of this Guaranty and the Loan Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default under this Guaranty, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

                    (b) as soon as practicable and in any event within 60 days after the end of each of the first three fiscal quarters of Guarantor, copies of the unaudited consolidated balance sheet of Guarantor and its Subsidiaries as of the end of such quarter, and the related unaudited consolidated statement of operations and statement of cash flows for the portion of Guarantor's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of the Guarantor for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of Guarantor that the information contained in such financial statements fairly presents the financial position of Guarantor and its Subsidiaries on the date thereof (subject to year end adjustment);

                    (c) contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities of Guarantor which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guarantees, endorsements and other contingent obligations in respect of indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit), and a statement of projected cash flows of Guarantor for the current fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of Guarantor;

                    (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the shareholders of Guarantor;

                    (e) as soon as practicable, but in any event not later than 60 days after the end of each fiscal quarter of the Guarantor (including the fourth fiscal quarter in each year), copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event the Guarantor will deliver such copies of the Form 10-Q to each of Lender simultaneously with delivery to the SEC);

                    (f) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of Guarantor;

                    (g) not later than 60 days after the end of each fiscal quarter of Guarantor (including the fourth fiscal quarter in each year), a statement, certified as true and correct by the principal financial or accounting officer of Guarantor, of all Indebtedness of Guarantor as of the end of such fiscal quarter, which statement shall include the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse;

                    (h) concurrently with the delivery of the financial statements described in subsections (b) and (e) above, a certificate signed by the President or Chief Financial Officer of Guarantor to the effect that, having read this Guaranty, and that based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

                    (i) promptly upon becoming aware thereof, written notice from Guarantor of any event or condition which might have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of Guarantor or the ability of Guarantor to perform under this Guaranty (including but not limited to, litigation commenced or threatened in writing against Guarantor, judgments rendered against Guarantor, liens filed against any property of Guarantor, defaults claimed under indebtedness for borrowed money for which Guarantor is primarily or secondarily liable, or bankruptcy, insolvency or trustee or receivership proceedings commenced against Guarantor), such notice to specify the nature and the period of existence of such event or condition, the anticipated effect thereof, and what action Guarantor is taking or proposes to take with respect thereto; and

                    (j) with reasonable promptness, such other information respecting the business, operations, assets, liabilities and financial condition of Guarantor as Lender may from time to time reasonably request.

          Notwithstanding anything herein to the contrary, Guarantor shall not be required to deliver any statements or reports described in this Paragraph 10 to the extent the same are delivered to the Lender by the Borrower as and when required by this Guaranty. Guarantor will permit any officer designated by Lender, at Guarantor's expense, to visit and inspect any of the properties of Guarantor, to examine the records and books of account of Guarantor (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Guarantor with, and to be advised as to the same by, its officers, all at such reasonable times and intervals Lender may reasonably request.

               11. Covenants of Guarantor. Guarantor hereby covenants and agrees with Lender that until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the Loan Documents have been completely performed:

                    (a) Guarantor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or legal existence, material rights and franchises, as applicable, to effect and maintain its foreign qualifications, licensing, domestication or authorization, and to comply with all applicable laws and regulations (including, without limitation, environmental laws);

                    (b) Guarantor will have as its sole business purpose being the sole general partner of the Borrower and will own no assets other than its general partnership interest in the Borrower, Short-term Investments and its ownership of the stock of the corporate general partners of Subsidiaries of the Borrower;

                    (c) Guarantor will, and will cause each of its Subsidiaries to, duly pay and discharge, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon it and its properties, sales or activities, or upon the income or profits therefrom, as well as claims for labor, material, or supplies which if unpaid might become a lien or charge on any of its property; provided that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that Guarantor or such Subsidiary shall pay all such taxes, assessments, charges and claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor;

                    (d) Guarantor will, and will cause each of its Subsidiaries to, maintain and keep the properties used or deemed by it to be useful in its business in first-class repair, working order and condition, and make or cause to be made all necessary and proper repairs thereto and replacements thereof;

                    (e) Guarantor will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such types and amounts as shall be in accordance with sound business practices for companies in similar business similarly situated;

                    (f) Guarantor will keep, and will cause each of its Subsidiaries to keep, complete, proper and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles consistent with the preparation of the financial statements heretofore delivered to Lender and will maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, and amortization of its properties and the properties of its Subsidiaries, all other contingencies, and all other proper reserves;

                    (g) Guarantor will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                      (i) Indebtedness to Lender arising under any of the Note, the Loan Documents and this Guaranty;

                     (ii) current liabilities of Guarantor incurred in the ordinary course of business but not incurred through the borrowing of money or the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                    (iii) Indebtedness in respect of taxes, assessments and governmental charges to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of subparagraph (c) of this paragraph;

                     (iv) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which Guarantor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                      (v) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

                     (vi) Indebtedness arising under the Credit Agreement or the other "Loan Documents" referred to in the Credit Agreement.

                    (h) Guarantor will not, and will not permit any of its Subsidiaries to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority of payment of its general creditors; or acquire, or agree to have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, devise or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse, or incur or maintain any obligation to any holder of Indebtedness of Guarantor or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations; provided that Guarantor and any Subsidiary of Guarantor may create or incur or suffer to be created or incurred or to exist:

                      (i) liens in favor of Guarantor on all or part of the assets of Subsidiaries of Guarantor securing
               Indebtedness owing by Subsidiaries of Guarantor to Guarantor;

                     (ii) liens to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                    (iii) liens with respect of judgments or awards, the Indebtedness with respect to which is permitted by subparagraph (g)(iv) of this paragraph;

                     (iv)   liens in favor of Lender;

                      (v) liens specifically permitted pursuant to the Credit Agreement; and

                     (vi) liens in favor of the "Agent" and the "Banks" pursuant to the Credit Agreement.

                    (i) Guarantor will not, and will not permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition, except
          (A) the merger or consolidation or one or more of the Subsidiaries of Guarantor with and into Guarantor, or (B) the merger or consolidation of two or more Subsidiaries of Guarantor;

                    (j) Guarantor will not, and will not permit any of its Subsidiaries to, become a party to or agree to or affect any disposition of assets, other than distributions to its shareholders as permitted in the Credit Agreement;

                    (k) Guarantor will not make or permit to be made, by voluntary or involuntary means, any transfer or encumbrance of its interest in Borrower, or any dilution of its interest in Borrower;

                    (l) Guarantor shall contribute or otherwise downstream to Borrower any cash or other assets received by Guarantor from third parties;

                    (m) The Guarantor shall at all times comply with all requirements of applicable laws and regulations necessary to maintain REIT Status and shall operate its business as described in the Prospectus and in compliance with the terms and conditions of this Guaranty and the other Loan Documents;

                    (n) Guarantor will be self-directed and will not retain or otherwise rely on any other Person for investment advisory services;

                    (o) Guarantor will comply with and perform each and every provision of the Unconditional Guaranty of Payment and Performance delivered by Guarantor pursuant to the Credit Agreement; and

                    (p) Guarantor will cooperate with Lender and execute such further instruments and documents as Lender shall reasonably request to carry out to their satisfaction the transactions contemplated by this Guaranty and the other Loan Documents.

               12. Security and Rights of Set-off. Guarantor hereby grants to Lender, as security for the full and prompt payment and performance of Guarantor's obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantor now or hereafter held by Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender and other sums credited by or due from Lender to Guarantor or subject to withdrawal by Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any Event of Default under the Note or the Loan Documents, Lender may at any time and without notice to Guarantor set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Any security now or hereafter held by or for Guarantor and provided by Borrower, or by anyone on Borrower's behalf, in respect of liabilities of Guarantor hereunder shall be held in trust for Lender as security for the liabilities of Guarantor hereunder.

               13. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Lender except by a writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantor until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the Loan Documents have been completely performed.

               14. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit and the date of receipt as disclosed on the return receipt.
          Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantor or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this
          Guaranty:

               The address of Lender is:

                    The First National Bank of Boston
                    100 Federal Street
                    Boston, Massachusetts 02110
                    Attn:  Real Estate Division

               with a copy to:

                    The First National Bank of Boston
                    115 Perimeter Center Place, N.E.
                    Suite 500
                    Atlanta, Georgia 30346
                    Attn:  Jeffrey L. Warwick

               The address of Guarantor is:

                    Storage Trust Realty
                    2407 Rangeline
                    Columbia, Missouri  65202
                    Attn:  Steven M. Dulle

               15. Governing Law. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS GUARANTY AND THE OBLIGATIONS OF GUARANTOR HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

               16. CONSENT TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL
          DAMAGES. GUARANTOR AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME

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          SHALL BE SO MAILED.  NOTHING CONTAINED HEREIN, HOWEVER, SHALL
          PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTOR PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTOR, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTOR TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS. GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THEIR FOREGOING WAIVERS AND ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 16. GUARANTOR ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 16 WITH ITS LEGAL COUNSEL AND THAT GUARANTOR AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

               17. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantor and its heirs, successors, successors in title, legal representatives, and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns.

               18. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

               19. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

               20. Disclosure. Guarantor agrees that in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder.

               21. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED

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          BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL
          AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL
          AGREEMENTS BETWEEN THE PARTIES.

               22. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantor under this Guaranty.

               23. Ratification. Guarantor does hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantor or its Subsidiaries set forth in the Loan Agreement as if the same were more fully set forth herein.

               24. Limitation on Liability. NO OBLIGATION OR LIABILITY WHATSOEVER OF THE GUARANTOR (WHETHER AS GUARANTOR OR AS GENERAL PARTNER OF THE BORROWER) WHICH MAY ARISE AT ANY TIME UNDER THIS GUARANTY OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER LOAN DOCUMENT SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PRIVATE PROPERTY OF ANY OF THE GUARANTOR'S SHAREHOLDERS, TRUSTEES, OFFICERS OR EMPLOYEES, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE. NOTHING HEREIN SHALL DIMINISH OR IMPAIR THE RIGHTS OF LENDER TO PURSUE ANY REMEDY AGAINST ANY ASSETS OF THE GUARANTOR.



                               [CONTINUED ON NEXT PAGE]

               IN WITNESS WHEREOF, Guarantor has executed this Guaranty under on the _____ day of May, 1996.

                                        STORAGE TRUST REALTY,
                                        a Maryland real estate
                                        investment trust


                                        By: Stephen M. Dulle
                                        Name: Stephen M. Dulle
                                        Title: Chief Financial Officer
                                        [SEAL]

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